RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           BANKATLANTIC BANCORP, INC.

     Pursuant to Section 607.1007 of the Florida  Business  Corporation Act, the

undersigned,  Chairman of the Board of  BANKATLANTIC  BANCORP,  INC.,  a Florida

corporation (the "Corporation"), hereby executes and submits for filing with the

Department of State, State of Florida, these Restated Articles of Incorporation,

to read as follows:


                          ARTICLE I - NAME AND ADDRESS

     The name of this Corporation is BankAtlantic Bancorp, Inc. The address of the principal office and the mailing address of this Corporation is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304.


                              ARTICLE II - PURPOSE

     This Corporation is organized for the purpose of transacting any and all lawful business.


                           ARTICLE III - CAPITAL STOCK


     The aggregate number of shares of capital stock which this Corporation shall have authority to issue is One Hundred Thirty Five Million (135,000,000) of which Ten Million (10,000,000) shall be preferred stock, par value $.01 per share, and of which One Hundred Twenty Five Million (125,000,000) shall be common stock, par value $.01 per share, consisting of Eighty Million (80,000,000) shares of a class designated "Class A Common Stock" and Forty Five Million (45,000,000) shares of a class designated "Class B Common Stock" (the Class A Common Stock and the Class B Common Stock are sometimes hereinafter referred to collectively as the "Common Stock"). The preferred stock may be divided into and issued in series by the Board of Directors as set forth below. The Board of Directors shall fix the consideration to be received for each share. Such consideration shall consist of any tangible or intangible property or benefit to this Corporation, including cash, promissory notes, services performed or securities of other corporations or entities and shall have a value, in the judgment of the Board of Directors, equivalent to or greater than the full par value of the shares. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     A. CLASS A COMMON STOCK AND CLASS B COMMON STOCK. The relative rights, preferences, privileges and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:
















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          1.  VOTING.  Except  as  provided  in  this  Article  III  (or  in any supplementary sections thereto), all rights to vote and all voting power (including, without limitation, the right to elect directors) shall be vested exclusively in the holders of Class A Common Stock and the holders of Class B Common Stock, voting together without regard to class.

         (i) CLASS A COMMON STOCK. On all matters presented for a vote ofshareholders, holders of Class A Common Stock shall be entitled to one vote foreach share held. Until the total number of outstanding shares of Class B Common Stock shall first fall below 2,438,062 shares (a "Trigger Event"), the Class A Common Stock shall possess in the aggregate 53% of the total voting power of the Common Stock.

         (ii) CLASS B COMMON STOCK. (a) On all matters presented for a vote of shareholders, holders of Class B Common Stock shall until the occurrence of a Trigger Event be entitled to such number of votes (which may be or include a fraction of a vote) for each share held which, based on the number of shares of Class A Common Stock and Class B Common Stock outstanding on the record date relating to the matter to be voted upon, will fix the aggregate voting power of the Class B Common Stock at 47% of the total voting power of the Common Stock. Until the occurrence of a Trigger Event, the number of votes per share of Class B Common Stock shall equal the quotient derived by dividing (1) the number equal to (x) the total number of shares of Class A Common Stock outstanding on the relevant record date divided by .53 less (y) the total number of shares of Class A Common Stock outstanding on such record date by (2) the total number of shares of Class B Common Stock outstanding on such record date.

               (b) From and after the occurrence of a Trigger Event, holders of Class A Common Stock and Class B Common Stock shall each be entitled to one vote for each share held.

         (iii) CUMULATIVE VOTING. There shall be no cumulation of votes for the election of directors.

          (iv) CLASS VOTE BY CLASS B COMMON STOCK. Notwithstanding any other provision of this Article III, until the occurrence of a Trigger Event the Corporation shall not take any of the following actions without the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, given separately as a class, which vote shall be in addition to any right to vote required by the laws of the State of Florida: (1) issue any additional shares of Class B Common Stock except pursuant to a stock dividend issued exclusively to the holders of Class B
               Common Stock; (2) effect any reduction in the number of outstanding shares of Class B Common Stock (other than by holders of Class B Common Stock converting Class B Common Stock into Class A Common Stock or through voluntary disposition thereof to the Corporation); or (3) effect any change or alteration in any provision of this Article III.

          2. CONVERSION AND RESERVATION OF SHARES. Each share of Class B Common Stock shall be convertible, at any time, and from time to time at the option of the holder thereof, into one fully paid and nonassessable share of Class A Common Stock. In order to exercise the conversion right, a holder of shares of Class B Common Stock shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation, at the office of the Corporation together with written notice to the Corporation of the number of shares which the holder elects to convert and written instructions regarding the registration and delivery of certificates for shares of Class A Common Stock acquired thereby. As promptly as practicable thereafter, the Corporation shall issue and deliver to the holder to the place designated by such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled. The person entitled to receive shares of Class A Common Stock issuable upon conversion shall be deemed to have become the holder of record of such shares of Class A



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     Common Stock at the close of business on the date upon which the conversion right is so exercised. If any certificate representing shares of Class B Common Stock shall have been converted in part, the holder shall be entitled to a new certificate representing the unconverted shares of Class B Common Stock. There shall be no charge to holders of Class B Common Stock for any costs associated with the conversion of Class B Common Stock, including any stamp or other tax resulting from the issuance; provided, however, that the Corporation shall not be responsible for any taxes which may be payable in respect of any conversion in which any share or shares of Class A Common Stock are to be issued in the name of a holder other than the record holder of the Class B Common Stock being converted. The
     Corporation shall at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, such number of shares as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

          3. OWNERSHIP OF CLASS B COMMON STOCK. Until the occurrence of a Trigger Event, shares of Class B Common Stock may only be held by or transferred to BFC Financial Corporation, a Florida corporation ("BFC"), or to successors or affiliates of BFC. For purposes of this Article III, the term "affiliate" shall mean a person who, directly or indirectly, controls or is controlled by, or is under common control with, BFC or the specified person; provided, however, that the following persons shall also be deemed to be affiliates of BFC:

               (i) a natural person who is a descendant (including any descendant by adoption and any descendant of an adopted descendant) of an affiliate of BFC or who is or was at any time the spouse or surviving spouse of an affiliate of BFC; or

               (ii) a  trust  established   primarily  for  the  benefit  of  an
                    affiliate of BFC or any natural  person  described in clause
                    (i) above; or

               (iii)a partnership,  limited  liability  company,  corporation or other entity in which an affiliate of BFC or any natural person described in clause (i) above or any trust described in clause (ii) above beneficially own at least 50% of the equity interests in such entity.

     From and after the occurrence of a Trigger Event, holders of shares of Class B Common Stock may transfer or otherwise dispose of such shares to any person, and any person may have the status of an owner or holder of shares of Class B Common Stock.

          4. TRANSFERS OF CLASS B COMMON STOCK ON CORPORATE BOOKS. Shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate issued, upon due presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Corporation, including the transfer agent of the Corporation) of the certificate for such shares, in proper form for transfer; provided, however, that if at the time such certificate is presented for transfer there has not occurred a Trigger Event, then such transfer will not be effected unless such certificate is accompanied by an affidavit of the record holder certifying that the transfer of such shares is to a person permitted by the provisions of subsection A.3. of this
     Article III.

          5. DIVIDENDS. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of a sinking fund, retirement fund, or other required payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends when and as declared by the Board of Directors out of any assets legally available for the payment of dividends. Holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors,provided that the distribution per share of Class



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     A Common Stock must be identical to the  distribution  per share of Class B
     Common Stock, except that a dividend or other distribution to holders of Class A Common Stock may be declared and issued in Class A Common Stock and a dividend or other distribution to holders of Class B Common Stock may be declared and issued in either Class A Common Stock or Class B Common Stock provided that in each case the number of shares so declared and issued on a per share basis to such holders is the same.

          6. RIGHTS UPON LIQUIDATION OR DISSOLUTION. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of Common Stock (and the holders of any class or series of stock entitled to participate with such stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and
     (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the Corporation. Each share of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, as a single class, in such remaining assets of the Corporation.

          7. SUBSCRIPTION AND PREEMPTIVE RIGHTS. No shares of Class A Common Stock or Class B Common Stock, and no obligations or shares convertible into shares of Class A Common Stock or Class B Common Stock, shall have any preemptive right or preferential right to subscribe to or purchase any shares of any class of stock of the Corporation or any right to subscribe to or purchase thereof.

          8. VIOLATIONS OF SUBSECTIONS A.3. In the event that the Board of Directors of the Corporation shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of subsection A.3., then the Corporation may seek a judicial determination including an action at law or in equity as may be appropriate under the circumstances.

          9. LEGEND ON CERTIFICATES FOR CLASS B COMMON STOCK. Every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

               "The shares of Class B Common Stock represented by this certificate may not be transferred to any person who does not meet the qualifications set forth in subsection A.3. of Article III of the Articles of Incorporation of this Corporation and no person who does not meet the qualifications prescribed by subsection A.3. of said Article III is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, until the time referred to in said subsection A.3., but the record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock of the Corporation for the purpose of effecting the sale or other disposition of such shares to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

     Any certificate for shares of Class B Common Stock which shall be issued after the occurrence of a Trigger Event shall not bear such legend.

          10. ADJUSTMENTS. In the event of a reorganization, recapitalization, merger or stock split affecting the Class B Common Stock, then the threshold number of shares of Class B Common Stock referenced in the definition of Trigger Event in subsection A.1.(i) of this Article III and the number or kind of shares into which the Class B Common Stock are convertible pursuant to subsection A.2. of this Article III shall be appropriately and proportionately adjusted; and in each such case such provisions shall be applied so as to give effect to such adjustments. If any such transaction shall be effected by amendment



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     of the Articles of  Incorporation,  then such amendment shall itself adjust such threshold share number or conversion rate in accordance with the foregoing.

     B. PREFERRED STOCK. The preferred stock may be divided into one or more series or classes, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is authorized to divide the preferred stock into one or more series or classes, by adoption of supplementary sections or amendments to the articles of incorporation, having the relative rights, preferences and limitations as may from time to time be determined by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors is authorized to fix and determine:

          1. The number of shares which shall constitute the series and the designation of such shares;

          2. The rate and the time at which dividends on that series shall be paid, whether dividends shall be cumulative and the participating or other special rights, if any, with respect to dividends;

          3. The voting powers, full or limited, if any, of shares of such series;

          4. Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed and the terms and amount of any sinking fund or purchase fund, if any, for the purchase or redemption of that series;

          5. The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

          6. The terms upon which the holder of any series may convert their shares into any class or classes;

          7. The price or other consideration for which the shares of such series shall be issued; and

          8. Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in respects with all the other shares of the same series.


                         ARTICLE IV - PREEMPTIVE RIGHTS

     Shareholders shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.





















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                 ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of this Corporation is 150 West Flagler Street, Miami, Florida 33130 and the name of the initial registered agent of this Corporation is Alison W. Miller.


                               ARTICLE VI - BYLAWS

     The power to alter, amend or repeal the Bylaws shall be vested in each of the Board of Directors and the shareholders of this Corporation.


                          ARTICLE VII - INDEMNIFICATION

     This Corporation shall indemnify any officer or director, or any former officer or director of this Corporation, to the fullest extent permitted by law. The foregoing right of indemnification shall not be exclusive of any other rights to which any Director, officer, employee or agent may be entitled as a matter of law or which he may be lawfully granted.


                            ARTICLE VIII - AMENDMENT

     This Corporation reserves to its shareholders the right to amend or repeal any provisions now or hereafter contained in these Articles of Incorporation. Any rights which these Articles of Incorporation may confer upon this Corporation may be modified or cancelled by a vote of the holders of a majority of the Corporation's stock entitled to vote thereon to amend or repeal said Articles of Incorporation.

     The  foregoing  Restated  Articles of  Incorporation  were duly adopted and approved without shareholder action by the Board of Directors of the Corporation by unanimous  written consent in lieu of a meeting as of May 23, 2001.  Pursuant to Section 607.1007 of the Florida Business  Corporation Act, shareholder action was not required with respect to the adoption of the foregoing Restated Articles of Incorporation.





























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     IN  WITNESS  WHEREOF,  the  undersigned  Chairman  of the  Board  and Chief
Executive Officer of the Corporation has executed these Restated Articles of Incorporation in his capacity as such this 11th day of June, 2001.


                                      BANKATLANTIC BANCORP, INC.


                                      By: /s/Alan B. Levan
                                          ------------------------------------
                                          Alan B. Levan, Chairman of the Board
                                          and Chief Executive Officer


























































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